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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-162939 and 333-175020) of STR Holdings, Inc. of our reports dated March 13, 2014, relating to the financial statements and financial statement schedule as of and for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which appear in this Form 10-K.

/s/ UHY LLP
New York, New York
March 13, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM